UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2013

SKYLINE CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	1-4714	35-1038277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 743, 2520 By-Pass Road Elkhart, IN 46515

(Address of principal executive offices) (Zip Code)

(574) 294-6521

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 23, 2013, Skyline Corporation held its Annual Meeting of Shareholders at which the following matters were submitted to a vote of the security holders:

1.	Election of Directors for a One Year Term

Election of Directors
Nominee	Votes For	Votes Withheld	Shares Not Voted
Arthur J. Decio	5,925,917	148,138	2,317,189
John C. Firth	5,940,669	133,386	2,317,189
Jerry Hammes	5,926,638	147,412	2,317,194
William H. Lawson	5,927,985	146,070	2,317,189
David T. Link	5,926,873	147,182	2,317,189
Andrew J. McKenna	5,927,013	147,042	2,317,189
Bruce G. Page	5,942,736	131,319	2,317,189
Samuel S. Thompson	5,824,097	249,958	2,317,189

2.	Ratification of the Appointment of Crowe Horwath LLP as Independent Accounting Firm for fiscal year 2014

Votes For	Votes Against	Votes Abstain	Shares Not Voted
7,389,607	162,386	3,972	835,279

3.	Advisory vote on the compensation of Named Executive Officers for fiscal year 2013

Votes For	Votes Against	Votes Abstain	Shares Not Voted
5,005,016	155,409	913,630	2,317,189

Item 7.01	Regulation FD Disclosure.

Following the Annual Meeting of Shareholders, the Board of Directors elected the following persons as Officers of the Corporation to serve at the pleasure of the Board of Directors until the next annual meeting of the Board of Directors (September 22, 2014) or until their successors are elected and qualify:

Bruce G. Page	President and Chief Executive Officer

Jon S. Pilarski	Vice President, Finance & Treasurer, Chief Financial Officer

Terrence M. Decio	Vice President, Marketing & Sales

Martin R. Fransted	Controller & Secretary

Robert C. Davis	Vice President, Operations

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYLINE CORPORATION

Date: September 24, 2013

	By:	/s/ Jon S. Pilarski
Jon S. Pilarski
Chief Financial Officer